EXHIBIT 99.1

Steel Partners Holdings Declares Regular Quarterly Distribution
on its Series A Preferred Units

NEW YORK, N.Y. - May 22, 2020 - Steel Partners Holdings L.P. (NYSE: SPLP) (the "Company" or "SPLP"), a diversified global holding company, today announced that the board of directors of its general partner has declared a regular quarterly distribution equal to $0.375 per unit, payable June 15, 2020, to unitholders of record as of June 1, 2020, on its 6% Series A Preferred Units, no par value ("Series A Preferred").

In accordance with the Company's Eighth Amended and Restated Agreement of Limited Partnership, such distributions will be made in kind, such that holders of Series A Preferred will receive additional units equal to the product of units held and the $0.375 per unit quarterly dividend divided by the Series A Preferred liquidation preference of $25.00 per unit. No fraction of a Series A Preferred will be issued by virtue of the quarterly dividend, but in lieu thereof each preferred unitholder will be paid an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the $25.00 Series A liquidation preference.

The board of directors elected to make the quarterly distribution in kind as part of its previously announced comprehensive precautionary approach to increase the Company's cash position and maximize its financial flexibility in light of the current volatility in the global markets resulting from the COVID-19 outbreak.

"The COVID-19 pandemic has elevated global levels of uncertainty. I have confidence that our business will successfully emerge from this situation, but out of an abundance of caution, we have decided to make this quarterly dividend in kind," said Executive Chairman Warren Lichtenstein.

Any future determination to declare distributions on its units of Series A Preferred, and any determination to pay such distributions in cash or in kind, or a combination thereof, will remain at the discretion of the board of directors of the Company's general partner and will be dependent upon a number of factors, including the Company's results of operations, cash flows, financial position, and capital requirements, among others.

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. (www.steelpartners.com) is a diversified global holding company that owns and operates businesses and has significant interests in leading companies in various industries, including diversified industrial products, energy, defense, supply chain management and logistics, direct marketing, banking and youth sports.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SPLP's current expectations and projections about its future results, performance, prospects, and opportunities. SPLP identifies these forward looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate," and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2020 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, the impact of COVID-19 on business activity generally and on the Company's operations including whether facilities considered to be essential retain that designation, the continued decline of crude oil prices, customers' acceptance of SPLP's new and existing products, SPLP's ability to deploy its capital in a manner that maximizes unitholder value, the ability to consolidate and manage SPLP's newly acquired businesses, the potential fluctuation in the Company's operating results, the Company's ongoing cash flow requirements for defined benefit pension plans, the cost of compliance with extensive federal and state regulatory requirements and any potential liability thereunder, the Company's need for additional financing and the terms and conditions of any financing that is consummated, the ability to identify suitable acquisition candidates or investment opportunities for SPLP's core businesses, the impact of losses in the Company's investment portfolio, the effect of rising interest rates and the phase-out of LIBOR, SPLP's ability to protect the Company's intellectual property rights, the Company's ability to manage risks inherent to conducting business internationally, the outcome of litigation or other legal proceedings in which SPLP is involved from time to time, a significant disruption in, or breach in security of, SPLP's technology systems, labor disputes and the ability to recruit and retain experienced personnel, general economic conditions, fluctuations in demand for SPLP's products and services, the inability to realize the benefits of net operating losses of SPLP's affiliates and subsidiaries, the possible volatility of SPLP's common or preferred unit trading prices, and other risks detailed from time to time in filings SPLP makes with the SEC. These statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the Securities and Exchange Commission ("SEC"), including the Company's Form 10-K for the year ended December 31, 2019 and Form 10-Q for the quarterly period ended March 31, 2020, for information regarding risk factors that could affect the Company's results. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as otherwise required by law, SPLP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

For more information, contact:
Jennifer Golembeske
212 520-2300
jgolembeske@steelpartners.com